AMENDMENT 2 TO SHARE PURCHASE AGREEMENT AND OPTION AGREEMENT

THIS AMENDMENT (“Agreement”) is made and entered into this 1th day of June 2015 to a SHARE PURCHASE AGREEMENT, dated as of January 20, 2015, as amended as of March 27, 2015 (collectively, the “Purchase Agreement”) by and among: K LASER TECHNOLOGY, INC., a Taiwan corporation, (“K Laser”), the other Persons who are listed as Majority Shareholders on Exhibit A-1 to the Purchase Agreement; 寶萊特科技股份有限公司 (BOXLIGHT DISPLAY, INC.), a corporation organized under the laws of Taiwan (the “Purchaser”); BOXLIGHT CORPORATION (formerly, LOGICAL CHOICE CORPORATION), a corporation organized under the laws of the State of Nevada, United States (the “Parent”); and VERT CAPITAL CORP., a corporation organized under the laws of the State of Delaware, United States (“Vert”).

Reference is also made to an OPTION AGREEMENT, dated as of January 20, 2015, as amended as of March 27, 2015 (collectively, the “Option Agreement”) by and among: K Laser; the other Persons who are listed as the shareholders of EVEREST DISPLAY, INC., a corporation organized under the laws of Taiwan (“EDI”) on Exhibit A (“Majority Shareholders”); the Participating Minority Shareholders (as defined in the Purchase Agreement); Parent and Vert. K Laser, the other Persons who are listed as Majority Shareholders and the Participating Minority Shareholders (as defined in the Purchase Agreement) are hereinafter collectively referred to as the “Option Holders.”

1. Pursuant to ARTICLE VIII of the Purchase Agreement and for the purposes of ARTICLES I, II, V, VI, VIII and X of the Purchase Agreement, K Laser has been appointed as the Shareholders’ Representative (the “Shareholders’ Representative”) by the Selling Parties (as defined in the Purchase Agreement)). In addition, the Option Agreement acknowledges that K Laser had been appointed as Shareholders Representative.

2. This Agreement will acknowledge that 吳清課 (Mr. Wu) who was the owner of 1,435,530 common shares of EDI has transferred 1,000,000 of his shares to K Laser Technology, Inc. and 435,530 of his shares to another EDI shareholder, 何美玲 (Miss Ho). Accordingly, Schedule 1.2(c) of the Purchase Agreement is hereby amended to:

(a) increase (i) the number of EDI shares owned by K Laser Technology Inc. from 11,767,856 shares to 12,767,856 shares, (ii) the percentage of EDI shares owned by K Laser Technology Inc. from 35.66% to 38.69%, (iii) the number of Option Shares to be owned by K Laser Technology Inc. from 116,990.323 Option Shares to 126,931.839 Option Shares, and (iv) the number of Parent shares of common stock to be owned by K Laser Technology Inc. upon conversion of the Series C Preferred Stock from 5,043,366.18 common shares (based on a total of 12,527,500 common shares issuable to K Laser Technology Inc., before giving effect to (A) the EDI stock option pool shares and (B) a reverse stock split of all outstanding Parent shares of common stock contemplated by the Parent’s IPO)) to 5,471,937.55 shares of Parent common stock.

(b) increase (i) the number of EDI shares owned by 何美玲 (Miss Ho) from 1,211,903 shares to 1,647,433 shares, (ii) the percentage of EDI shares owned by 何美玲 (Miss Ho) from 3.67% to 4.99%, (iii) the number of Option Shares to be owned by 何美玲 (Miss Ho) from 12,048.154 Option Shares to 16,377.982 Option Shares, and (iv) the number of Parent shares of common stock to be owned by 何美玲 (Miss Ho) upon conversion of the Series C Preferred Stock from 519,386.93 common shares (based on a total of 12,527,500 common shares issuable to 何美玲 (Miss Ho), before giving effect to (A) EDI stock option pool shares and (B) a reverse stock split of all outstanding Parent shares of common stock contemplated by the Parent’s IPO)) to 706,042.62 shares of Parent common stock.

(c) eliminate 吳清課 (Mr. Wu) as a shareholder of EDI and an Option Holder.

3. Section 1.5 of the Purchase Agreement is deleted in its entirety and is replaced by the following Section 1.5:

1.5 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the sale and purchase of the Subject Shares and related transactions under the Option Agreement referred to herein (the “Closing”) will take place at 10:00 a.m., Taiwan time, immediately after the consummation of a “Liquidity Event” defined herein and after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Closing set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of White & Case, attorneys at law, and United States counsel to the Everest Group and the Majority Shareholders in Palo Alto, California, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.” Notwithstanding the foregoing, if the Liquidity Event and the Closing do not occur prior to 30 September 2015, the Shareholders’ Representative shall have the option to terminate this Agreement unless otherwise agreed to between the Shareholders’ Representative, the Purchaser and the Parent.

4. Section 1.4 of the Option Agreement is deleted in its entirety and is replaced by the following Section 1.4:

1.4 Closings. Upon the terms and subject to the conditions set forth herein, exercise of the Option and the closing of the issuance and sale and the purchase of the Option Shares and related transactions under this Option Agreement (the “Closing”) will take place at 10:00 a.m., Taiwan time, on a date which shall be simultaneous with the Closing Date of the transactions contemplated by the Share Purchase Agreement. The Closing shall be held at the offices of White & Case, attorneys at law, and United States counsel to the Everest Group and the Option Holders in Palo Alto, California, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the “Closing Date.” Notwithstanding the foregoing, in no event shall the Closing of the exercise of the Option be earlier than or later than the Closing Date under the Share Purchase Agreement, and, unless otherwise agreed to by the Company and the “Shareholders Representative” (as defined in the Share Purchase Agreement), in no event shall such Closing of the exercise of the Option be later than the September 30, 2015 “Outside Closing Date” under the Share Purchase Agreement.

5. All references to the Liquidity Event and the Closing and the Outside Closing Date in both the Purchase Agreement and the Option Agreement shall mean September 30, 2015.

6. Except as amended by this Agreement all of the terms and conditions of the Purchase Agreement and the Option Agreement shall remain in full force and effect and are incorporated herein by this reference as though more fully set forth herein at length.

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Signature page follow

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

Parent:	BOXLIGHT CORPORATION
(formerly, Logical Choice Corporation)

	By:	/s/ Mark Elliott
	Name:	Mark Elliott
	Title:	CEO

Purchaser:	寶萊特科技股份有限公司
(BOXLIGHT DISPLAY, INC.)

	By:	/s/ Mark Elliott
	Name:	Mark Elliott
	Title:	Chairman

Vert:	VERT CAPITAL CORP.

	By:	/s/ Michael Pope
	Name:	Michael Pope
	Title:	Managing Director

Majority Shareholders:	K LASER TECHNOLOGY INC.
in its capacity as Majority Shareholder and for the purpose of ARTICLES I, II, V, X, VI, VIII and X, as Shareholders’ Representative

	By:	/s/ Alex Kuo
	Name:	Alex Kuo
	Title:	Chairman